Resignation of independent registered public accounting firm

On June 6, 2018, KPMG LLP (“KPMG”) resigned as the independent registered public accounting firm for the Allianz Variable Insurance Products Fund of Funds Trust and each of its separate series listed below (collectively referenced herein as, the “Trust”).

The reports of KPMG on the Trust’s financial statements as of and for the two most recent fiscal years (ended December 31, 2017 and December 31, 2016) did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the Trust’s two most recent fiscal years (ended December 31, 2017 and December 31, 2016), and the subsequent interim period through June 6, 2018, there were no disagreements between the Trust and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements of the Trust for such years.

During the Trust’s two most recent fiscal years (ended December 31, 2017 and December 31, 2016), and the subsequent interim period through June 6, 2018, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The Trust has provided KPMG with a copy of the foregoing disclosures and has requested that KPMG furnish them with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Trust set forth above. A copy of KPMG’s letter dated August 31, 2018 is filed as an exhibit to this Form N-CSRS.

Engagement of new independent registered public accounting firm

On June 6, 2018, upon the recommendation of its Audit Committee, the Trust’s Board of Trustees approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Trust for the fiscal year ending December 31, 2018, effective June 6, 2018.

During the Trust’s two most recent fiscal years (ended December 31, 2017 and December 31, 2016), and the subsequent interim period through June 6, 2018, neither the Trust, nor anyone on its behalf, consulted with PwC, on behalf of the Trust, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Trust’s financial statements, or any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the instructions thereto, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Separate Series of the

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST

AZL Balanced Index Strategy Fund

AZL DFA Multi-Strategy Fund

AZL MVP Balanced Index Strategy Fund

AZL MVP BlackRock Global Strategy Plus Fund

AZL MVP DFA Multi-Strategy Fund

AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund

AZL MVP Fusion Dynamic Balanced Fund

AZL MVP Fusion Dynamic Conservative Fund

AZL MVP Fusion Dynamic Moderate Fund

AZL MVP Growth Index Strategy Fund

AZL MVP Moderate Index Strategy Fund

AZL MVP T. Rowe Price Capital Appreciation Plus Fund

August 31, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Allianz Variable Insurance Products Fund of Funds Trust and each of its separate series listed below (collectively referenced herein as the “Trust”) and, under the dates of February 23, 2018 and February 24, 2017, we reported on the financial statements of the Trust as of and for the years ended December 31, 2017 and 2016, respectively. On June 6, 2018, we resigned. We have read the statements made by the Trust, which we understand will be filed with the Commission pursuant to Item 13(a)(4) of Form N-CSR dated September 4, 2018, and we agree with such statements, except that we are not in a position to agree or disagree with the statements regarding the engagement of the new independent registered public accounting firm.

Very truly yours,

(signed) KPMG LLP

Separate Series of the

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST

AZL Balanced Index Strategy Fund

AZL DFA Multi-Strategy Fund

AZL MVP Balanced Index Strategy Fund

AZL MVP BlackRock Global Strategy Plus Fund

AZL MVP DFA Multi-Strategy Fund

AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund

AZL MVP Fusion Dynamic Balanced Fund

AZL MVP Fusion Dynamic Conservative Fund

AZL MVP Fusion Dynamic Moderate Fund

AZL MVP Growth Index Strategy Fund

AZL MVP Moderate Index Strategy Fund

AZL MVP T. Rowe Price Capital Appreciation Plus Fund